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                                                                    EXHIBIT 10.7



                               AMENDMENT NO. ONE
                        TO GENERAL EMPLOYMENT AGREEMENT

         THIS AMENDMENT NO. ONE dated this 2nd day of January, 1996 is made by and between Intelect Communications Systems Limited, a Bermuda Company (the "Company") and Peter Leighton (the "Employee"), and is entered into to amend as set forth herein, the terms and provisions of that certain General Employment Agreement dated November 1, 1994 by and between the Company and Employee.

         For and in consideration of the mutual covenants and agreements set forth herein, the Company and Employee hereby amend the General Employment Agreement as set forth herein:

         1. Term. Section II of the General Employment Agreement is hereby amended to be and read as follows:

                 II.      TERM.   Subject to the provisions for termination as
                          hereinafter provided, the term of this Agreement, as amended from time to time, shall be for an initial term from November 1, 1994 to December 31, 1996. Thereafter, the term shall be continuous provided, however, that this Agreement may be terminated by Employee or the company in the following manner: if either party so desires to terminate this Agreement, it shall provide written notice to the other party, and the effective date of such termination shall be on the next December 31 following three (3) years from the other party's receipt of such notice of termination. For example, if a party sends notice of termination and it is received by the other party on July 1, 1998, then the effective date of termination shall be December 31, 2001.

         2. Position. Section III of the General Employment Agreement is hereby amended to be and read as follows:

                 III. POSITION. Employee has extensive experience in management, debt and equity financing, mergers and acquisitions, administration and public reporting of international corporate groups which is deemed beneficial to the Company and which the Company wishes to apply to its activities and plans. Employee will hold the executive position of President and will be the Company's designee for similar or related positions on the boards of directors of the Company's subsidiaries and affiliates, which may also provide for compensation for such additional responsibilities and obligations. Employee will be responsible for advising and making recommendations to the Board of Directors of the Company with respect to the best interests of the Company. He will operate within the Company's bylaws, goals, guidelines, budgets, directives, policies and procedures.
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         3.      Compensation, The first sentence of Section IV is hereby
                 amended to be and read as follows:

                 IV.      COMPENSATION.    Employee's basic compensation
                          ("Basic Compensation") shall be $250,000 for each yearly period of the Term of this Agreement payable in equal monthly installments on the last day of each month or as otherwise agreed upon between the parties.

         4.      Miscellaneous. A new Section XIV shall be added, and such
                 Section XIV as added shall be and read as follows:

                 XIV. MISCELLANEOUS. It is expressly agreed between the Company and Employee that with respect to any options granted by the Company to the Employee which are outstanding as of the effective date of termination of this Agreement, the expiration date of such options shall be the effective date of termination of this Agreement. In addition, in the event the Company terminates Employee's employment pursuant to the second sentence of Section X of this Agreement, all unvested options issued and outstanding to Employee as of the date of such termination shall vest upon such termination. The parties agree that all currently issued and outstanding options and all options to be granted in the future to Employee shall reflect the agreements set forth in this Section XIV.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.




                                             "COMPANY"


                                             INTELECT COMMUNICATIONS
                                             SYSTEMS LIMITED





                                             /s/ HERMAN FRIETSCH
                                             -----------------------------------
                                             Herman Frietsch, Executive Chairman





                                             "EMPLOYEE"





                                             /s/ PETER G. LEIGHTON
                                             -----------------------------------
                                             Peter G. Leighton